UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 3, 2006
(Date of Earliest Event Reported)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition and Disposition of Assets.

    On August 3, 2006, we sold our interest in Midland Cogeneration Venture (MCV) to GSO Capital Partners and Rockland Capital Energy Investments for $13 million. The sale includes our approximate 44-percent interest in MCV, a 1,575-megawatt natural gas-fired power plant located in Midland, Michigan. We previously wrote down our interest in MCV to zero; therefore, the sale will result in a third quarter 2006 pre-tax gain of approximately $13 million. In addition, we will record a non cash, mark-to-market loss during the third quarter on natural gas supply agreements with MCV as a result of this sale, as previously disclosed. Due to their affiliated nature, we have not historically recognized gains or losses on these gas supply contracts to the extent of our 44 percent ownership interest. Based on our estimated value of these contracts as of June 30, 2006, the loss would be approximately $135 million. This loss represents the cumulative unrecognized mark-to-market losses on these contracts attributable to our interest.

This Current Report on Form 8-K is being filed to report the completion of the sale and present the pro forma impacts of the sale on our historical financial statements.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information.

    The accompanying unaudited pro forma financial statements are based on our historical condensed consolidated financial statements as of and for the six months ended June 30, 2006 and our consolidated financial statements for the year ended December 31, 2005, adjusted for the effects of the sale of MCV, as described above. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2006, assumes the disposition occurred on the balance sheet date. The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2006 and year ended December 31, 2005, assume the disposition occurred on January 1, 2005. The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements included in our Current Report on Form 8-K dated May 12, 2006 (which updated the financial information originally presented in our 2005 Annual Report on Form 10-K) and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and should not be construed to be indicative of future results or results that actually would have occurred had the transaction occurred at the dates presented. In addition, these pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. Accordingly, we have not assumed any cost savings or synergies that might occur related to the transaction.

El Paso Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2006
(In millions)

	El Paso	Pro Forma			As
	Historical	Adjustments			Adjusted
Assets
Current assets
Cash and cash equivalents	$1,762	$13	(a	)	$1,775
Accounts and notes receivable, net	1,190	-			1,190
Other	1,277	11	(b	)	1,288
Total current assets	4,229	24			4,253

Property, plant and equipment, net	19,355	-			19,355

Other assets
Investments in unconsolidated affiliates	2,102	-			2,102
Other	3,091	-			3,091
Total assets	$28,777	$24			$28,801

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$986	-			$986
Short-term financing obligations, including current maturities	838	-			838
Other	2,263	32	(c	)	2,295
Total current liabilities	4,087	32			4,119

Long-term debt	15,374	-			15,374
Other liabilities
Deferred income taxes	1,653	5	(d	)	1,622
		(36)	(b	)
Other	3,094	103	(c	)	3,197
Commitments and contingencies
Securities of subsidiaries	31	-			31

Stockholders' equity
Preferred stock	750	-			750
Common stock	2,113	-			2,113
Additional paid-in-capital	4,860	-			4,860

Accumulated deficit	(2,909)	8	(e	)	(2,989)
		(88)	(f	)
Other	(276)	-			(276)

Total stockholders' equity	4,538	(80)			4,458

Total liabilities and stockholders’ equity	$28,777	$24			$28,801

See accompanying notes.

El Paso Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Six Months Ended June 30, 2006
(In millions, except per common share amounts)

	El Paso	Pro Forma			As
	Historical	Adjustments			Adjusted

Operating revenues	$2,745	$42	(g	)	$2,787
Operating expenses
Cost of products and services	146	-			146
Operation and maintenance	719	-			719
Depreciation, depletion and amortization	550	-			550
Taxes, other than income taxes	134	-			134
	1,549	-			1,549
Operating income (loss)	1,196	42			1,238
Earnings from unconsolidated affiliates	97	-			97
Other income, net	82	-			82
Interest and debt expense	(680)	-			(680)
Income (loss) before income taxes	695	42			737
Income taxes	167	15	(h	)	182
Income (loss) from continuing operations	$528	$27			$555

Basic income per common share from continuing operations	$0.77				$0.81

Diluted income per common share from continuing operations	$0.73				$0.77

Basic average common shares outstanding	664				664

Diluted average common shares outstanding	732				732

See accompanying notes.

El Paso Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2005
(In millions, except per common share amounts)

	El Paso	Pro Forma			As
	Historical	Adjustments			Adjusted

Operating revenues	$3,970	$(96)	(g	)	$3,874
Operating expenses
Cost of products and services	323	-			323
Operation and maintenance	2,032	-			2,032
Depreciation, depletion and amortization	1,100	-			1,100
Loss on long-lived assets	74	-			74
Taxes, other than income taxes	262	-			262
	3,791	-			3,791
Operating income (loss)	179	(96)			83
Earnings from unconsolidated affiliates	342	162	(i	)	504
Other income, net	239	-			239
Interest and debt expense	(1,354)	-			(1,354)
Distributions on preferred interests of consolidated subsidiaries	(9)	-			(9)
Income (loss) before income taxes	(603)	66			(537)
Income taxes	(251)	23	(h	)	(228)
Income (loss) from continuing operations	$(352)	$43			$(309)

Basic and diluted income per common share from continuing operations	$(0.59)				$(0.52)
Basic and diluted average common shares outstanding	646				646

See accompanying notes.

El Paso Corporation
Notes to the Unaudited Pro Forma Condensed
Consolidated Financial Statements

El Paso Historical

These amounts represent our historical consolidated balance sheet amounts as of June 30, 2006 and income statement amounts for the six months ended June 30, 2006 and for the year ended December 31, 2005. The amounts as of and for the six months ended June 30, 2006 were derived from our Current Report on Form 10-Q for the quarter ended June 30, 2006. The amounts for the year ended December 31, 2005 were derived from our Current Report on Form 8-K dated May 12, 2006.

Pro Forma Adjustments

The pro forma adjustments represent:

(a)	the receipt of proceeds from the sale of our investment;
(b)	the tax effect of the mark-to-market liability using a statutory rate of 35 percent;
(c)
the current and non-current portion of the mark-to-market liability of natural gas supply agreements with MCV based on estimated values of these agreements, which represents the cumulative unrecognized mark-to-market losses on these contracts attributable to our interest;

(d)	the tax effect of the gain on sale using a statutory rate of 35 percent;
(e)	the impact of the gain on the sale, net of taxes;
(f)	the impact of the mark-to-market liability, net of taxes;
(g)
the non cash mark-to-market gains (losses) on natural gas supply agreements with MCV based on changes in the estimated values of these agreements for the six months ended June 30, 2006 and for the year ended December 31, 2005, which represents changes in the cumulative unrecognized mark-to-market losses on these contracts attributable to our interest during those periods;

(h)	the tax effect of the pro forma adjustments using the statutory rate of 35 percent; and
(i)	the elimination of our historical earnings from unconsolidated affiliates related to MCV, net of impairments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ D. Mark Leland
D. Mark Leland
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Dated: August 9, 2006